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                                                                    Exhibit 99.2

                                      PROXY
                            GREAT LAKES BANCORP, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints ANDREW W. DORN, JR. and LOUIS SIDONI and each or any of them, attorneys and proxies, with full power of substitution, to vote at a special meeting of Stockholders of GREAT LAKES BANCORP, INC. (the "Company") to be held at the Company's corporate offices at 2421 Main Street, Buffalo, New York, on __________, 2006 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

1. PROPOSAL TO APPROVE AND ADOPT THE PROPOSED AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 26, 2005, BETWEEN BAY VIEW CAPITAL CORPORATION AND THE COMPANY.

      [  ]  FOR                 [  ]  AGAINST              [  ]  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.

Dated:  ______________, 2006

_____________________________________________
Signature

_____________________________________________
Signature if held jointly

      Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.